EXHIBIT 23.1


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                        Chisholm, Bierwolf & Nilson, LLC
                          Certified Public Accountants
                         533 West 2600 South, Suite 250
                              Bountiful, Utah 84010
                   (801) 292-8756 Telephone (801) 292-8809 Fax
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Exhibit 23.1


                         Consent of Independent Auditors

To the Board of Directors of
eWorldMedia Holdings, Inc.
Newport Beach, California

We consent to the incorporation by reference, in the Registration Statement of eWorld Media Holdings, Inc., on this Form S-8, of our report dated April 2, 2004, relating to the financial statements of eWorld Media Holdings, Inc., as of December 31, 2003, and for the year ended December 31, 2003; and the reference to our firm in the Registration Statement under the caption "Experts" or elsewhere.


/S/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
October 13, 2004




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                         Members, AICPA - UACPA - PCAOB
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